Exhibit 10.2.1(f)
FIFTH AMENDMENT
TO THE
BELO SAVINGS PLAN
(As Amended and Restated Effective January 1, 2008)
     Belo Corp., a Delaware corporation, pursuant to authorization by the Belo Corp. Benefits Administrative Committee, adopts the following amendments to the Belo Savings Plan (the “Plan”).
     1. Section 1.12 of the Plan (“Compensation”) is amended by the addition of a new sentence to the end thereof to read as follows:
Effective January 1, 2009, Compensation will include differential wage payments (within the meaning of Code section 414(u)(12)) that are paid to a Participant by a Participating Employer.
     2. The first paragraph of Section 1.19 of the Plan (“Employee”) is amended by the addition of a new second sentence thereto to read as follows:
Effective January 1, 2009, to the extent required by Code section 414(u)(12), an Employee will include an individual receiving differential wage payments (within the meaning of Code section 414(u)(12)) from a Controlled Group Member.
     3. Clause (ii) of Section 6.1(c) of the Plan (“Accelerated Vesting”) is amended in its entirety to read as follows:
(ii) his death while he is an Employee or, effective January 1, 2007, while he is performing Qualified Military Service, or
     4. The amendments described in items 1 and 2 above will be effective as of January 1, 2009, and the amendment described in item 3 above will be effective as of January 1, 2007.
     Executed at Dallas, Texas, this 3rd day of December, 2010.

BELO CORP. BENEFITS ADMINISTRATIVE COMMITTEE
By	/s/ Bill Hamersly
Name: Bill Hamersly
Title: VP, Human Resources